UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant [ x ]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ x ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

National Health Investors, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ x ]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NATIONAL HEALTH INVESTORS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MONDAY APRIL 29, 2013 AT NOON CDT

To Our Shareholders:

We cordially invite you to attend the Annual Meeting of the Shareholders (the “Meeting”) of National Health Investors, Inc. (“NHI” or the “Company”). It will be held at the Company’s corporate offices, 222 Robert Rose Drive, Murfreesboro, Tennessee on Monday, April 29, 2013, at 12:00 noon CDT, for the following purposes:

(1)	To elect two directors; J. Justin Hutchens, who currently serves as a director of the Company and James R. Jobe, who will be a new director of the Company;

(2)	To approve, on an advisory basis, the compensation paid to our named executive officers;

(3)	To ratify the Audit Committee’s selection of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013; and

(4)    To transact such other business as may properly come before the Meeting or any continuances of it.

The Board of Directors has fixed the close of business on Friday, March 1, 2013 (the “Record Date”), for the determination of shareholders who are entitled to vote at the Meeting, including any continuances.

To assure your representation at the Meeting, the Board of Directors solicits votes by the execution and prompt return of the proxy in the enclosed return envelope by mail or by use of our telephone or Internet voting procedures. Any shareholder attending the Meeting may vote in person even if he or she has returned a proxy. Whether you are able to attend the Meeting or not, we urge you to indicate your vote as follows:

*    FOR the election of Mr. Hutchens and Mr. Jobe as Directors of NHI;

*	FOR the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this proxy statement;

*	FOR ratification of the Audit Committee’s selection of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2013.

By order of the Board of Directors,

/s/ SUSAN V. SIDWELL
Corporate Secretary
Murfreesboro, Tennessee
March 15, 2013

NATIONAL HEALTH INVESTORS, INC.
222 Robert Rose Drive
Murfreesboro, Tennessee 37129

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of National Health Investors, Inc. (“NHI” or the “Company”) to be voted at the Annual Meeting (the “Meeting”) of the Shareholders to be held on Monday April 29, 2013, commencing at 12:00 noon CDT and at any continuances of the Meeting. The Meeting will be held at the Company's corporate offices, 222 Robert Rose Drive, Murfreesboro, Tennessee. It is anticipated that this proxy statement and the form of proxy solicited on behalf of our Board of Directors will be filed with the Securities and Exchange Commission (“SEC”) and an accompanying Notice mailed to our shareholders on March 15, 2013.

Why am I receiving this proxy statement and proxy form?

As permitted by the SEC, we are making this proxy statement and our 2012 Annual Report on Form 10-K (the “2012 Annual Report”) available to our shareholders electronically via the Internet. If you received a Notice by mail, you will not automatically receive a printed copy of the proxy material in the mail. Instead, the Notice instructs you how to access and review on the Internet all of the important information contained in the proxy statement and 2012 Annual Report. The Notice also instructs you how to submit your vote over the Internet. If you received a Notice by mail and would like to receive a printed copy of the proxy materials, you should follow the instructions for requesting such materials included in the Notice.

You are receiving the Notice by mail or this proxy statement and proxy form because you own shares of National Health Investors, Inc. common stock. This proxy statement describes issues on which you are entitled to vote. When you sign the proxy form, you appoint J. Justin Hutchens, the Company's Chief Executive Officer, and Roger R. Hopkins, the Company's Chief Accounting Officer, or either of them, as your representative at the Meeting. Mr. Hutchens and Mr. Hopkins will vote your shares at the Meeting as you have instructed on the proxy form. This way, your shares will be voted even if you cannot attend the Meeting.

If your shares are not voted in person or by telephone or on the Internet, they cannot be voted on your behalf unless you provide our corporate secretary with a signed proxy authorizing another person to vote on your behalf. Even if you expect to attend the Meeting in person, in order to ensure that your shares are represented, please vote using the telephone or Internet voting instructions found on the enclosed proxy card or complete, sign and date the enclosed proxy form and return it promptly.

If your shares are held in a brokerage account or in the name of another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction form. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote your shares. Since a beneficial owner is not the owner of record, you may not vote these shares in person at the Meeting unless you obtain a "legal proxy" from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the Meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

Who is soliciting my proxy and who is paying the cost of the solicitation?

The Company's Board of Directors is sending you this proxy statement in connection with its solicitation of proxies for use at the Meeting. Certain of our directors, officers and employees may solicit proxies by mail, telephone, facsimile or in person. The Company will pay for the costs of solicitation. As of the date of this proxy statement, we do not expect to pay any compensation for the solicitation of proxies, except to brokers, nominees and similar recordholders for reasonable expenses in mailing proxy materials to the beneficial owners of our common stock. We utilize the services of Broadridge Financial Solutions Inc. to disseminate our proxy materials for an estimated cost of $52,000.

What am I voting on?

At the Meeting you will be asked to vote on three proposals: The first proposal is the election of two Directors to serve a three year term on the Company's Board of Directors. The second proposal is a non-binding advisory approval of the Company's executive compensation as described in this proxy statement. The third proposal is the ratification of the appointment of BDO USA, LLP as the Company's independent registered public accounting firm.

Who is entitled to vote?

Only shareholders of record at the close of business on Friday March 1, 2013 (the “Record Date”), are entitled to notice of and to vote at the Meeting or any continuances. We have no class or series of shares currently outstanding other than our common stock. Each holder of the shares of our common stock is entitled to one vote per share on all matters properly brought before the Meeting. Shareholders are not permitted to cumulate votes for the purpose of electing directors or otherwise.

How do I vote?

You may vote your shares either in person at the Meeting, by telephone or on the Internet or by proxy. If you duly execute and return a proxy in the accompanying form or use our telephone or Internet voting procedures to authorize the named proxies to vote your shares, those shares will be voted as specified, and if no specification is made, the shares will be voted in accordance with the recommendations of the Board of Directors. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope provided. Instructions for voting on the Internet or by telephone may be found in the proxy voting instructions included in the Notice. If your shares are registered in your own name and you attend the Meeting, you may deliver your completed proxy in person. “Street name” shareholders, that is, those shareholders whose shares are held in the name of and through a broker or nominee, who wish to vote at the Meeting will need to obtain a proxy form from the institution that holds their shares if they did not receive one directly. Shares held in street name may also be eligible for Internet or telephone voting.

Will my shares be voted if I do not sign and return my proxy form?

If your shares are registered in your name and you do not return your proxy form or do not vote in person at the Meeting, your shares will not be voted. If your shares are held in street name and you do not submit voting instructions to your broker, your broker may vote your shares for you. Brokers normally have discretion to vote on routine matters, such as ratification of auditors, but not on non-routine matters, such as compensation proposals. The New York Stock Exchange has changed its rules so that uncontested director elections are no longer considered routine matters and brokers no longer have discretion to vote on any director election.

Can I change my vote after I return my proxy form?

Yes. You may revoke your proxy and change your vote at any time before the proxy is exercised by filing either a written notice of revocation or another signed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the Meeting in person and inform the corporate secretary that you wish to revoke or replace your proxy. Your attendance at the Meeting will not by itself revoke a previously granted proxy. If you hold your shares in “street name” through a broker, bank or other nominee, you may revoke your proxy by following instructions provided by your broker, bank or nominee. No notice of revocation or later-dated proxy will be effective until received by the Company at or prior to the Meeting.

How many votes are needed to hold the Meeting?

As of the record date, the Company had a total of 27,869,728 shares of outstanding common stock. A majority of the Company's outstanding shares as of the record date (a quorum) must be present at the Meeting in order to hold the Meeting and conduct business. Shares are counted as present at the Meeting if: (a) a shareholder is present and votes in person at the Meeting; (b) a shareholder has properly submitted a proxy form, even if the shareholder marks abstentions on the proxy form; or (c) a broker or nominee has properly submitted a proxy form, even if the broker does not vote because the beneficial owner of the shares has not given the broker or nominee specific voting instructions and the broker or nominee does not have voting discretion (a “broker non-vote”). A share, once represented for any purpose at the Meeting, is deemed present for purposes of determining a quorum for the Meeting (unless the Meeting is adjourned and a new record date is set for the adjourned meeting), even if the holder of the share abstains from voting with respect to any matter brought before the Meeting.

What is the Board of Directors' recommendation and how will my shares be voted?

The Board of Directors recommends a vote (1) FOR the election of Mr. Hutchens and Mr. Jobe as Directors of NHI; (2) FOR the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this proxy statement; and (3) FOR ratification of the Audit Committee's selection of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2013. If properly signed and returned in time for the Meeting, the enclosed proxy will be voted in accordance with the choices specified thereon. If you return a signed proxy, but do not specify a choice, the persons named as the proxy holder on the proxy form, will vote as recommended by the Board of Directors. If a broker submits a proxy that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, those shares will be counted as shares that are present for purposes of determining the presence of a quorum but will not be considered as present and entitled to vote with respect to such matters. Abstentions will be counted as shares that are present for purposes of determining the presence of a quorum, but are not considered votes cast with respect to the tabulations of votes cast on proposals presented to shareholders. Each proposal is tabulated separately.

Can I vote on other matters or submit a proposal to be considered at the Meeting?

The Company has not received timely notice of any shareholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 to be considered at the Meeting. Shareholders may submit matters for a vote without inclusion in this proxy statement only in accordance with Rule 14a-4(c) or the Company's bylaws. The Company does not intend to present any other business at the Meeting and does not know of any other business intended to be presented other than as discussed or referred to in this proxy statement (the date specified in the Company's bylaws for advance notice of proposals by shareholders has passed). If any other matters properly come before the Meeting, the persons named in the accompanying proxy card will vote the shares represented by the proxy in the manner as the Board of Directors may recommend, or in their discretion, in each case to the extent permitted under the Federal securities laws.

It is contemplated that the Company's 2014 annual meeting of shareholders will take place in May 2014. Shareholders' proposals will be eligible for consideration for inclusion in the proxy statement for the 2014 annual meeting pursuant to Rule 14a-8 if such proposals are received by the Company before the close of business on November 14, 2013. Notices of shareholders' proposals submitted outside the processes of Rule 14a-8 will generally be considered timely (but not considered for inclusion in our proxy statement), pursuant to the advance notice requirement set forth in Rule 14a-4(c). For shareholders seeking to present a proposal at the 2014 annual meeting without inclusion of such proposal in the Company's proxy materials, the proposal should be received by the Company no later than January 29, 2014.

Are there any dissenters' rights or appraisal rights with respect to any of proposals described in this proxy statement?

There are no rights of appraisal or similar dissenter's rights with respect to any matter to be acted upon pursuant to this proxy statement.

EQUITY OWNERSHIP OF CERTAIN PRINCIPAL BENEFICIAL OWNERS

The following information is based upon filings made by the persons or entities identified below with the SEC. Except as set forth below, on the Record Date, no person was known to us to own beneficially more than 5% of the outstanding common stock:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	2,914,685	(1)	10.46%
Common Stock	Dorothy Adams 5380 Gulf of Mexico Drive, Suite 105 Longboat Key, FL 34228	1,842,182		6.61%
Common Stock	National HealthCare Corporation 100 Vine Street, Suite 1400 Murfreesboro, TN 37130	1,630,462		5.85%
Common Stock	BlackRock Inc. 40 East 52nd Street New York, NY 10022	1,628,341	(2)	5.84%
Common Stock	Vanguard Specialized Funds - Vanguard REIT Index Fund 100 Vanguard Blvd. Malvern, PA 19355	1,566,045	(3)	5.62%
Common Stock	W. Andrew Adams 222 Robert Rose Drive Murfreesboro, TN 37129	1,449,786	(4)	5.19%
(1) Based solely on a Schedule 13G/A filed by The Vanguard Group, Inc. on February 14, 2013.
(2) Based solely on a Schedule 13G/A filed by BlackRock, Inc. on February 8, 2013.
(3) Based solely on a Schedule 13G/A filed by Vanguard Specialized Funds on February 12, 2013.
(4) Ownership as defined by the SEC and not as defined in real estate investment trust regulations. Includes options to purchase 45,000 shares of common stock. See note (2) to Equity Ownership of Directors and Executive Officers below for more information.

EQUITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table shows the beneficial ownership, reported to us as of the Record Date, of our common stock of each director, each director nominee and each executive officer listed in the table below, and of the directors and executive officers as a group:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Common Stock	W. Andrew Adams 222 Robert Rose Drive Murfreesboro, TN 37129	1,449,786	(2)	5.19%
Common Stock	Robert A. McCabe, Jr. 211 Commerce St., Ste. 300 Nashville, TN 37201	16,045	(3)	*
Common Stock	Robert T. Webb 141 E. MTCS Road Murfreesboro, TN 37129	85,264	(4)	*
Common Stock	Ted H. Welch 611 Commerce St., Ste. 2920 Nashville, TN 37203	105,310	(5)	*
Common Stock	J. Justin Hutchens 222 Robert Rose Drive Murfreesboro, TN 37129	140,265	(6)	*
Common Stock	James R. Jobe 745 S. Church Street Murfreesboro, TN 37133	—		*
Common Stock	Roger R. Hopkins 222 Robert Rose Drive Murfreesboro, TN 37129	64,145	(7)	*
Common Stock	Kristin S. Gaines 222 Robert Rose Drive Murfreesboro, TN 37129	71,264	(8)	*
Common Stock	All Directors and Executive Officers as a group - 8 persons	1,932,079	(9)	6.86%
* Less than 1%
(1) Except as otherwise noted, all shares are owned beneficially with sole voting and investment power. The percentages shown are based on 27,869,728 shares of common stock outstanding plus, as to each individual and group listed, the number of shares of common stock deemed to be owned by such holder pursuant to Rule 13d-3 under the Exchange Act, assuming exercise of options held by such holder that are exercisable within 60 days of the Record Date.
(2) Includes options to purchase 45,000 shares of common stock and 9,707 shares of common stock owned by Mr. Adams' spouse. Also includes 54,186 shares owned by three trusts for which Mr. Adams is a trustee and 1,118,586 shares owned by limited partnerships controlled by Mr. Adams. Of these shares, 244,600 are pledged as a security for a loan by Mr. Adams. Mr. Adams expressly disclaims ownership in 222,307 shares which are owned by a private foundation of which he is a director.
(3) Includes options to purchase 15,000 shares of common stock.
(4) Includes options to purchase 15,000 shares of common stock and 70,264 shares owned by Mr. Webb's spouse.
(5) Includes options to purchase 15,000 shares of common stock.
(6) Includes options to purchase 100,000 shares of common stock.
(7) Includes options to purchase 50,000 shares of common stock.
(8) Includes options to purchase 50,000 shares of common stock. 5,576 of these shares are pledged as security for a loan by Ms. Gaines.
(9) Includes options to purchase 290,000 shares of common stock.

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

NHI is managed by its five-person Board of Directors. A director may be removed from office for cause only. Officers serve at the pleasure of the Board of Directors for a term of one year. The following table gives information about our directors and executive officers:

Name	Age	Position	Expiration of term
W. Andrew Adams	67	Chairman of the Board	2014
Robert A. McCabe, Jr.	62	Director(1)	2014
Robert T. Webb	68	Director	2015
Ted H. Welch	79	Director(2)	2013
J. Justin Hutchens	38	President, CEO and Director(1)	2013
James R. Jobe	51	Director Nominee	—
Roger R. Hopkins	51	Chief Accounting Officer	—
Kristin S. Gaines	41	Chief Credit Officer	—
(1) All directors except Mr. McCabe and Mr. Hutchens were first elected in 1991. Mr. McCabe was first elected in 2001 and Mr. Hutchens was first elected in 2010.
(2) Mr. Welch has elected to retire at the end of this term.

W. Andrew Adams has been our Chairman of the Board of Directors since our inception in 1991. Mr. Adams served as both President and Chief Executive Officer of the Company from our inception until his retirement as President in February 2009 and as Chief Executive Officer in March 2011. Mr. Adams was President and Chief Executive Officer of National HealthCare Corporation (“NHC”) until he resigned those positions in 2004. He remains on its Board of Directors, and served as Chairman of the Board until 2008. Mr. Adams served as President of National Health Realty, Inc. (“NHR”) from 1997 until November 2004 and served as Chairman of the Board until NHR was acquired by NHC in 2007. Mr. Adams has previously served on the Boards of Assisted Living Concepts, SunTrust Bank, David Lipscomb University and the Boy Scouts of America. He received his Bachelor of Science and Master of Business Administration degrees from Middle Tennessee State University.

The Board of Directors concluded Mr. Adams should serve as a director of the Company based on his prior role as Chief Executive Officer of the Company, extensive experience in the healthcare and REIT industries and his thorough understanding of the Company.

Robert A. McCabe, Jr. (Independent Director) has served as a director of the Company since February 2001. Mr. McCabe has been Chairman of Pinnacle Financial Partners in Nashville, Tennessee since August 2000. He began his banking career with the former Park National Bank of Knoxville, Tennessee (“PNB”) and held numerous executive positions with PNB and its successor, First American National Bank. In 1994, Mr. McCabe was appointed vice chairman of First American Corporation. In March 1999, he was appointed by First American to manage all banking and non-banking operations, a position he held until First American's merger with AmSouth Bancorporation in October 1999. Mr. McCabe serves as chairman of Nashville Electric Service, a municipal electric distribution company. Mr. McCabe was also a director of Goldleaf Financial Solutions, Inc. until its sale in 2009 and a director of SSC Services of Knoxville, Tennessee until 2010. Mr. McCabe has been active in various civic organizations within his community, including Leadership Knoxville and Leadership Nashville. He is a member of the World President's Organization, Chief Executives Organization, served as the past Chairman of the Board of Trustees of The Ensworth School and Cheekwood Botanical Gardens and Museum of Art. He is also the past chairman of the Middle Tennessee Boy Scout Council, the Nashville Symphony and the Nashville Downtown Partnership. Mr. McCabe received his Master of Business Administration degree from the University of Tennessee and completed the Advanced Management Program of Harvard Business School. Mr. McCabe is Chairman of NHI's Audit Committee, and is a member of the Nominating and Corporate Governance Committee and Compensation Committee.

The Board of Directors concluded Mr. McCabe should serve as a director of the Company because of his extensive leadership experience, his understanding of finance, accounting and the banking industry, and his independence from the Company.

Robert T. Webb (Independent Director) has served as a director of the Company since its inception in 1991. Mr. Webb is the owner of commercial buildings and rental properties in the Middle Tennessee area and is a subdivision developer. Additionally, Mr. Webb is the Vice President and Treasurer of Webb's Refreshments, Inc., which has been in operation serving the Middle Tennessee area since 1976. Mr. Webb served as President of Webb's Refreshment until that position was assumed by his son in 2010. He attended David Lipscomb College and received a Bachelor of Arts in business marketing from Middle Tennessee State

University in 1969. Mr. Webb is Chairman of NHI's Nominating and Corporate Governance Committee, and is a member of the Audit Committee and Compensation Committee.

The Board of Directors concluded Mr. Webb should serve as a director of the Company based on his extensive real estate business experience, his leadership qualities and his independence from the Company.

Ted H. Welch (Independent Director) has served as a director of the Company since its inception in 1991. After 22 years as a director, Mr. Welch has elected to retire at the end of his term as a director, which term ends at this Annual Meeting. As a result, Mr. Welch is not standing for re-election at this Annual Meeting. The Company appreciates the service that Mr. Welch has provided the Company through the years. The other directors would like to continue to draw upon Mr. Welch's vast knowledge and experience and have therefore requested that Mr. Welch continue to serve the Company as a director emeritus in an advisory and non-voting capacity, which Mr. Welch has agreed to do.

J. Justin Hutchens joined National Health Investors in February 2009 as President and COO. Pursuant to a succession plan, in March 2011 he was appointed CEO. Prior to joining NHI, Mr. Hutchens acquired 15 years of senior care operations experience. His background includes multi-site management with assisted living and skilled nursing facilities (1997 – 2003). He has national operating experience (2003 –2009) as the Senior Vice-President and COO of Summerville Senior Living and Executive Vice-President and COO of Emeritus Senior Living (NYSE: ESC). Mr. Hutchens holds a Master of Science in Management from Regis University and a Bachelor of Science in Human Services from the University of Northern Colorado. He was awarded Executive Certificates in Measurement and Control of Organizational Performance from the University of Michigan, and Strategy and Innovation from the MIT Sloan School of Management.

The Board of Directors concluded that Mr. Hutchens should serve as a director of the Company based on his role as Chief Executive Officer and his executive experience in the senior care industry.

James R. Jobe (Director Nominee) has been nominated and recommended by the Company to serve as a director upon election by the Shareholders at the Annual Meeting. If elected, Mr. Jobe will be an independent director. Mr. Jobe is a partner in the accounting firm of Jobe, Hastings & Associates, CPA's, established in 1984 in Murfreesboro, Tennessee. In that capacity, he has provided accounting and consulting services in the healthcare and long-term care industries for over 27 years. Mr. Jobe previously served as an independent director of National Health Realty, Inc., a publicly-traded real estate investment trust, until its merger with NHC in 2007. He received his Bachelor of Business Administration in Accounting from Middle Tennessee State University in 1984 and became a certified public accountant in 1986.

The Board of Directors concluded that Mr. Jobe should serve as a director of the Company based on his public company director experience, his accounting experience within the long-term care industry, and his independence from the Company.

Roger R. Hopkins joined NHI in 2006 and was named Chief Accounting Officer in December 2006. He has over 30 years of public accounting and financial management experience. Until 2006, he was a partner in the Tennessee regional accounting firm of Rodefer Moss & Co, PLLC. He was previously a senior manager in the Nashville, Tennessee office of Deloitte & Touche. Mr. Hopkins received his Bachelor of Science in Accounting from Tennessee Technological University in 1982 and is a Certified Public Accountant.

Kristin S. Gaines was appointed NHI's Chief Credit Officer in February 2010. She joined the Company as a Credit Analyst. During her tenure with NHI, Ms. Gaines has had a progressive career in the areas of finance and operations. Her experience has culminated in a breadth of expertise in underwriting, portfolio oversight and real estate finance. Ms. Gaines received her Bachelor of Business Administration in Accounting and her Master of Business Administration degree, both from Middle Tennessee State University.

Board of Directors and Committees of the Board

Our Company has been led by Mr. W. Andrew Adams, who has served as our Chairman since the Company was founded in 1991. Effective March 1, 2011, J. Justin Hutchens was named Chief Executive Officer. Until that time, Mr. Adams was both Chairman of the Board of Directors and Chief Executive Officer. Effective March 1, 2011, we have separated those positions with Mr. Adams now Chairman of the Board of Directors and Mr. Hutchens now Chief Executive Officer. As a result, our leadership structure has changed and our Board of Directors is now comprised of Mr. Adams as Chairman of the Board, Mr. Hutchens as a director and CEO and three independent directors. The Board of Directors has three standing independent committees with separate chairs - the Nominating and Corporate Governance Committee, Audit Committee, and Compensation Committee. Mr. Adams and Mr. Hutchens do not serve on any of these committees. The Company does not have a lead director, but our corporate governance guidelines provide that our non-management directors will meet in executive session at least annually and generally each quarter.

We believe that this leadership structure is effective for the Company. Our Chairman is charged with presiding over all meetings of the Board of Directors and our shareholders, and providing advice and counsel to the CEO and our Company's other officers regarding our business and operations. Further, our CEO and Chairman have an excellent working relationship. With over 20 years of experience with NHI and as its founder, our Chairman is well positioned to provide our CEO with guidance, advice and counsel regarding our Company's business, operations and strategy. We believe that having Mr. Adams as Chairman allows us to continue to draw upon Mr. Adams' extensive knowledge of the REIT and healthcare industries while turning over the day to day operations of the Company to Mr. Hutchens.

Our full Board of Directors regularly engages in discussions of risk management and receives reports on risk management from members of management. Each of our Board committees also considers the risk within its areas of responsibility. Each of the independent committee chairs leads the board in its role of risk oversight with respect to such committee's area of responsibility. Thus, the Audit Committee leads the risk management oversight with respect to the Company's financial statements, the Compensation Committee with respect to the Company's compensation policies and the Nominating and Corporate Governance Committee with respect to Corporate Governance. Each of the committees will continue to lead risk oversight with respect to such committee's area of responsibility and the Chairman will add additional risk oversight with respect to the Company as a whole. We believe this structure provides effective oversight of the risk management function.

The Board of Directors held eight meetings during 2012. Each director attended more than 75% of the total number of meetings of the Board and each committee on which such director served. The Company strongly urges, but does not require, directors to attend the Annual Meeting of Shareholders. All directors except for Mr. McCabe were in attendance at the 2012 Annual Meeting.

The Board of Directors has determined that no director other than Mr. Adams and Mr. Hutchens has a material relationship with the Company. Accordingly, Mr. McCabe, Mr. Webb and Mr. Welch are “independent” directors based on an affirmative determination by our Board of Directors in accordance with the listing standards of the New York Stock Exchange (“NYSE”) and the SEC. In addition, the Board of Directors has determined that Mr. Jobe, if elected as a director, has no material relationship with the Company and accordingly will also be an "independent" director based on an affirmative determination by our Board of Directors in accordance with the listing standards of the NYSE and the SEC.

The three standing committees of the Board of Directors are the Audit Committee, the Nominating and Governance Committee, and the Compensation Committee, the charters of which are provided on our website at www.nhireit.com. Each committee is comprised of at least three independent directors, and each committee is submitting a report in this proxy statement. Each committee adopted its respective charter, which provides that each committee elect a chairman. The committee meetings serve as the vehicle for addressing matters at a detailed level which are then brought to the full Board of Directors for specific action. During the Board of Directors meetings, there are regularly scheduled “Executive Sessions” of the independent directors. A presiding director of each Executive Session meeting is elected by the independent directors in attendance. The independent directors listed above are each members of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. It is expected that if elected, Mr. Jobe will replace Mr. Welch on each of the committees described above, with Mr. Jobe becoming chairman of the Nominating and Corporate Governance Committee and Mr. Webb becoming chairman of the Compensation Committee.

The Board of Directors has adopted the NHI Code of Business Conduct and Ethics and the NHI Valuesline program which are described on our website. This proxy statement contains a description of our Valuesline program under the caption “Shareholder Communications.”

The Board of Directors has determined that the chairman of the Audit Committee, Mr. McCabe, meets the SEC's definition of “audit committee financial expert” and all three members of the Audit Committee are “financially literate” as required by NYSE rules. The Company has determined that Mr. McCabe is independent, as independence for audit committee members is defined under the NYSE listing standards. We maintain an internal audit function as required by NYSE rules to provide management and the Audit Committee with ongoing assessment of our risk management processes and system of internal control over financial reporting. Since 2006, we have outsourced this internal audit function to Rodefer Moss & Co., a Tennessee regional accounting firm with significant experience in providing audit and non-audit related services to its SEC clients.

COMMITTEE REPORTS

Report of the Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee's responsibilities include providing assistance to the Board of Directors in identifying and recommending candidates qualified to serve as directors of the Company, to review the composition of the Board of Directors, to develop, review and recommend governance policies and principles for the Company and to review periodically the performance of the Board of Directors. The process we follow with respect to director nominations is to identify qualified individuals for Board membership and recommend them to the full Board of Directors for consideration. This includes all potential candidates, whether initially recommended from management, other Board members or shareholders of the Company. Nominations by shareholders should be sent to National Health Investors, Inc., Attn: Nominating and Corporate Governance Committee, 222 Robert Rose Drive, Murfreesboro, Tennessee 37129. Any such nominations by shareholders shall include the candidate's name, together with appropriate biographical information of the candidate and a statement as to whether the shareholder or group of shareholders making the recommendation has beneficially owned more than 5% of the Company's common stock for at least one year as of the date the recommendation is made. If the appropriate biographical information is provided on a timely basis we will evaluate shareholder recommended candidates by following substantially the same process, and applying the same criteria, as we follow for candidates submitted by others.

In determining whether to recommend a candidate for the Board of Directors' consideration, we look at diversity of experience and capabilities, with greater weight given to qualifications like an understanding of the healthcare industry, real estate, finance and accounting. The principal qualification of a director is the ability to act successfully on the shareholders' behalf. We then evaluate each nominee and do an internal rank ordering. Existing Board members are automatically considered by us for a term renewal. We believe that the collective diversity of experience and qualifications of the directors should provide a variety of understanding and abilities that will allow the Board of Directors to fulfill its responsibilities. We have not paid a fee to any third party to identify, evaluate or assist in identifying or evaluating potential nominees.

In November 2012, the Board of Directors amended its bylaws to provide that directors in uncontested elections will be elected by a majority of votes cast. A majority of the votes cast means that the number of votes cast "for" a director nominee must exceed the number of votes cast "against" that director nominee. In contested elections (an election in which the number of nominees for director is greater than the number of directors to be elected) the vote standard will continue to be a plurality of votes cast.

In accordance with our Bylaw amendment, the Board will nominate for election or re-election as a Director only candidates who agree to tender, promptly following their failure to receive the required vote for election or re-election at the next meeting at which they would face election or re-election, an irrevocable resignation that will be effective upon acceptance by the Board. In addition, the Board will fill Director vacancies and new directorships only with candidates who agree to tender the same form of resignation, promptly following their appointment to the Board.

If an incumbent Director fails to receive the required vote for re-election, then, within 90 days following certification of the shareholder vote, the Nominating and Corporate Governance Committee will act to determine whether to accept the Director’s resignation and will submit the recommendation for prompt consideration by the Board, and the Board will act on the Committee’s recommendation. Thereafter, the board will promptly disclose its decision-making process and decision regarding whether to accept the Director’s resignation offer (or the reason(s) for rejecting the resignation offer, if applicable) in a Form 8-K furnished to the Securities and Exchange Commission. Any Director who tenders his or her resignation pursuant to this provision of our Bylaws may not participate in the Nominating and Corporate Governance Committee recommendation or Board action regarding whether to accept the resignation offer.

The committee met two times during 2012 and on November 29, 2012 nominated Mr. Hutchens for re-election to the Board of Directors. On March 5, 2013, the committee nominated Mr. Jobe for election to the Board of Directors. Mr. Jobe was recommended to the committee by Mr. Adams. Our nominees were assessed and chosen in accordance with our Committee's charter.

This report submitted by the NHI Nominating and Corporate Governance Committee.

Robert T. Webb, Chairman
Robert A. McCabe, Jr.
Ted H. Welch

Report of the Audit Committee

The primary functions of the NHI Audit Committee are to assist the Board of Directors in fulfilling its oversight responsibilities with respect to: (a) the Company's systems of internal control regarding finance, accounting, legal compliance and ethical behavior; (b) the Company's auditing, accounting and financial reporting processes; (c) the Company's financial statements and other financial information provided by the Company to its shareholders, the public and others; (d) the Company's compliance with legal and regulatory requirements; and (e) the performance of the Company's internal audit function and independent auditors. The Committee has the sole authority and responsibility to select, evaluate, and, where appropriate, replace the independent auditors or nominate the independent auditors for shareholder approval. The Committee approves all audit engagement fees and terms and all non-audit engagements with the independent auditors.

During 2012, the Audit Committee met four times. At the 2012 Annual Meeting, shareholders ratified the Audit Committee's selection of BDO USA, LLP (“BDO”) as the independent registered public accounting firm for the 2012 fiscal year. BDO was engaged to review the condensed consolidated financial statements set forth in our Quarterly Report on Form 10-Q for each of the first three quarters of 2012 and to audit the Company's consolidated financial statements and effectiveness of internal control over financial reporting set forth in our Annual Report on Form 10-K for the year ended December 31, 2012. Our Company's management has the primary responsibility for the preparation of the financial statements, effectiveness of internal control over financial reporting, and the periodic filings with the SEC.

The responsibility of BDO is to express an opinion on the conformity of the Company's audited consolidated financial statements and financial statement schedules with accounting principles generally accepted in the United States of America, and to express an opinion on the effectiveness of the Company's internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and their reports dated February 14, 2013 expressed unqualified opinions thereon.

The Audit Committee (a) reviewed and discussed with management and BDO the quarterly and annual financial statements and disclosures of the Company contained in Form 10-Q and Form 10-K, respectively, (b) reviewed internal operating reports with management, and (c) made detailed inquiries of the Company's internal auditor and independent auditor as part of the Committee's review of the Company's internal control over financial reporting. During Audit Committee meetings, the members met in executive session individually with the President, the Chief Accounting Officer (who also oversees Sarbanes-Oxley §404 compliance), the internal auditor and BDO, whenever the Audit Committee deemed it appropriate. The Audit Committee has discussed with BDO the matters required by the standards of the Public Company Accounting Oversight Board ("PCAOB") (United States) and as required by SEC and NYSE rules. In addition, the Audit Committee has received from and discussed with BDO the written disclosures and letter from BDO required by the applicable requirements of the PCAOB regarding BDO's communications with the Audit Committee concerning independence and concluded that BDO remains independent from management and the Company.

In reliance on the reviews and discussions referred to above, the responsibilities outlined in the Restated Audit Committee Charter and legal requirements applicable for 2012, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements and Management's Annual Report on Internal Control Over Financial Reporting be included in the Company's Annual Report on Form 10-K to the SEC for the year ended December 31, 2012.

This report is hereby submitted by the NHI Audit Committee.

Robert A. McCabe, Jr., Chairman
Robert T. Webb
Ted H. Welch

This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.

Report of the Compensation Committee

The purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors relating to the compensation of our executive officers and to review and approve senior officers' compensation. The Compensation Committee met two times during 2012. All members were present at each meeting.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

This report is hereby submitted by the NHI Compensation Committee.

Ted H. Welch, Chairman
Robert A. McCabe, Jr.
Robert T. Webb

This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.

COMPENSATION DISCUSSION AND ANALYSIS

The objectives of our compensation programs are to actively motivate and retain qualified senior officers and other key employees who are responsible for our Company's success. The compensation program is designed to reward our officers for the Company's performance as a whole and for the officer's individual effort in achieving the Company's goals. Our compensation program includes the elements of (a) a base salary that is reflective of job responsibilities, expertise, and comparability to the same positions with companies in our peer group, (b) an annual bonus to reward individual effort in achieving the Company's goals, and (c) share-based compensation to align the financial interests of our senior officers with those of our shareholders. Annual incentive (bonus) awards are designed to focus management attention on key operational goals for the current fiscal year. The key operational goals are a combination of each executive's area of responsibility and the overall financial performance by the Company. In approving annual bonus awards, the Compensation Committee considers, among other factors, the Company's revenue growth and profitability, the development and expansion of its business, the executive's work during the year, past compensation, perceived contribution to the Company, level of responsibility, and any notable individual achievements or failings in the year in question. Those executives in a position to have a more significant impact on the financial performance of the Company are eligible to receive substantially larger bonuses than executives that are not in such a position. Since our compensation programs have only been developed since March 2008, this is an area that the Compensation Committee is still actively reviewing and revising. The Compensation Committee has not engaged a compensation consultant to date.

While the Compensation Committee does not engage in benchmarking with respect to the compensation paid to our named executive officers, the Compensation Committee does review the compensation of companies within our peer group. Our peer group is nine other REITS, primarily in the healthcare industry, and includes: Healthcare Realty Trust Inc.; HCP, Inc.; Health Care REIT, Inc.; LTC Properties, Inc.; Omega Healthcare Investors, Inc.; Medical Properties Trust, Inc.; National Retail Properties, Inc.; Sabra Health Care REIT, Inc. and Ventas, Inc. As part of the general information provided to the Compensation Committee members, a summary of the publicly disclosed prior year's compensation paid to the Chief Executive Officer, Chief Financial Officer and Chief Operating Officer of the identified peer group was provided. There was no specific discussion of these numbers, rather, each member of the Compensation Committee considered this information along with his own professional experience and knowledge of executive compensation practices generally. Once the Compensation Committee determined the amount of compensation for each officer, it was observed that the total compensation expected to be paid our officers was, in each case, below the average of the peer group officers in similar positions. The Compensation Committee specifically discussed, and concluded that we do not believe our policies and practices of compensating our employees, including non-executive officers, are reasonably likely to have a material adverse effect on the Company because such policies and practices do not relate to risk management practices and risk-taking incentives.

J. Justin Hutchens

Effective February 25, 2009, the Company appointed J. Justin Hutchens as President and Chief Operating Officer of the Company. In connection with the appointment of Mr. Hutchens, the Company entered into an employment agreement (the “Agreement”) with Mr. Hutchens. The Agreement has a three year term and provides an initial base salary of $380,000 and initial bonus of $380,000. The Agreement provides for a grant of a fully vested option to purchase 100,000 shares of common stock of the Company at the market price on the date of grant on the effective date of the Agreement and on each anniversary of the effective date of the Agreement until 2018, provided he remains employed by the Company on such anniversary date.

In March 2010, the Agreement was amended to provide that Mr. Hutchens became Chief Executive Officer of the Company on March 1, 2011. The Agreement amendment provided that the Agreement be extended until the third anniversary of the Agreement amendment and such term shall automatically be extended for an additional one year period on the first anniversary of the Agreement amendment unless 90 days prior notice is given by either party. The Agreement amendment further provided that if his employment is terminated due to a Without Cause Termination or Constructive Discharge (as each are defined in the Agreement), the Company will pay Mr. Hutchens in a lump sum payment upon such termination an amount equal to $380,000. If Mr. Hutchens resigns his employment with the Company during the term of the Agreement other than due to a Constructive Discharge, Mr. Hutchens will pay the Company in a lump sum an amount equal to $380,000 upon such termination. In addition, Mr. Hutchens elected to be compensated under the Cash Performance Incentive Plan. The Cash Performance Incentive Plan, as amended, provided a base salary of $400,000 for 2012 and provided a funds from operations (or FFO) Bonus based on the Company achieving a normalized FFO as defined in the Agreement and a Dividend Bonus based on the Company's payment of recurring dividends as defined in the Agreement.

For 2012, the potential FFO Bonus was $375,000, provided that no FFO Bonus would be paid if the Company does not achieve a per share recurring FFO of at least $3.03 for 2012. In addition, the Cash Performance Incentive Plan provided a minimum Dividend Bonus of $375,000 based on the Company's payment of recurring dividends, as defined in the Agreement, of at least $2.60 per share. In no event would Mr. Hutchens receive any Dividend Bonus if the per share recurring dividend did not meet or exceed $2.60 per share; however, the Board of Directors may, in its discretion, increase the Dividend Bonus based on the amount by which the per share recurring dividend exceeds such amount.

Based on the forgoing, on November 27, 2012, Mr. Hutchens was awarded a bonus amount of $850,000. This bonus consisted of a $375,000 recurring FFO bonus based upon the Company achieving an actual recurring FFO of $3.18 for 2012 and a $375,000 bonus based upon the Company paying a recurring dividend of $2.64 for 2012. The Board elected to pay Mr. Hutchens a discretionary bonus of $100,000 as a result of the exceptional performance for 2012. In addition, on February 25, 2013, Mr. Hutchens was granted an option to purchase 100,000 shares of common stock at the closing price of our common stock on February 25, 2013. The option was fully vested on the date of grant.

For 2013, Mr. Hutchens' salary remains at $400,000. The potential FFO Bonus is $400,000, provided that no FFO Bonus will be paid if the Company does not achieve a recurring FFO goal of $3.34 per share. In addition, the Cash Performance Incentive Plan provides a minimum Dividend Bonus of $400,000 based on the Company's payment of recurring dividends, as defined in the Agreement, of at least $2.77 per share. In no event shall Mr. Hutchens receive any Dividend Bonus if the per share recurring dividend does not meet or exceed $2.77 per share; however, the Board of Directors may, in its discretion, increase the Dividend Bonus based on the amount by which the per share recurring dividend exceeds such amount.

Other Named Executive Officers

On February 14, 2012, Mr. Hopkins' base salary was set at $262,500 for 2012. Mr. Hopkins' incentive plan for 2012 provided for a bonus potential of up to $125,000 based on achieving certain goals related to timing of SEC filings and contributing to the achievement of normalized FFO and recurring dividend payout goals as disclosed above. Mr. Hopkins' bonus was structured such that he is entitled to a $18,750 bonus each quarter provided the Company's Form 10-Qs and Form 10-K are filed by specified dates and a $25,000 bonus for meeting the $3.03 recurring FFO and $25,000 bonus for meeting the recurring dividend of $2.60. Mr. Hopkins met each of the filing deadlines and thus earned $75,000 of his bonus during the year. In addition, on November 27, 2012, the Compensation Committee granted Mr. Hopkins a bonus of $50,000 for meeting the recurring FFO and recurring dividend goals plus an additional $40,000 for a total 2012 bonus of $165,000. The additional amount was awarded as a result of the Company exceeding the recurring FFO and recurring dividend payments as described above. In addition, on February 25, 2013, the Company granted Mr. Hopkins an option to purchase 50,000 shares of our common stock at the closing price of our common stock on February 25, 2013. Mr. Hopkins' option vests one third on the date of grant and one third on each of the first and second anniversary of the date of grant. On November 27, 2012, Mr. Hopkins' salary for 2013 was set at $270,375 and his bonus goal was set at $150,000. His bonus goal is structured such that Mr. Hopkins will be entitled to a bonus amount of $18,750 per quarter for achieving certain filing dates with the SEC of the Company's Form 10-Q and Form 10-K. In addition, Mr. Hopkins will be entitled to a bonus of $37,500 if the Company achieves the recurring FFO goal described above and a bonus of $37,500 if the Company achieves the recurring dividend payment goal described above.

On February 14, 2012, Kristin S. Gaines' base salary was set at $142,000. Ms. Gaines' incentive plan for 2012 provided for a bonus goal of $175,000 based on a $7,500 bonus per occurrence for achieving a two week turn-around of mailing a lease or loan document to lessee following signing of a letter of intent and a $7,500 bonus per occurrence for achieving a closing of a lease or loan transaction with a cap of $95,000 on these bonus amounts. In addition, Ms. Gaines was entitled to a bonus of $40,000 if the Company achieves the normalized FFO goal described above and a bonus of $40,000 if the Company achieves the recurring dividend payment goal described above. Based on the foregoing, on November 27, 2012, the Compensation Committee granted Ms. Gaines a bonus of $215,000 for 2012. This included her bonus goal of $175,000, plus a discretionary bonus of $40,000 as a result of the Company exceeding the recurring FFO and recurring dividend payments as described above. In addition, on February 25, 2013, the Company granted Ms. Gaines an option to purchase 50,000 shares of our common stock at the closing price of our common stock on February 25, 2013. Ms. Gaines' option vests one third on the date of grant and one third on each of the first and second anniversary of the date of grant. On November 27, 2012, Ms. Gaines' salary for 2013 was set at $146,250 and her bonus goal was set at $200,000. Ms. Gaines' incentive plan for 2013 is based on a $15,000 bonus per occurrence for achieving a closing of a lease or loan transaction with a cap of $105,000 on these bonus amounts. In addition, Ms. Gaines will be entitled to a bonus of $47,500 if the Company achieves the recurring FFO goal described above and a bonus of $47,500 if the Company achieves the recurring dividend payment goal described above.

Role of Executive Officers in Determining Compensation

The Compensation Committee makes all final determinations with respect to executive officers' compensation, based on information provided by management and an appraisal of the Company's financial status. The Chief Executive Officer does make recommendations to the Compensation Committee relating to the compensation of executive officers who directly report to him, but the Compensation Committee has full autonomy in determining executive compensation.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that compensation in excess of $1 million paid to certain executive officers is not deductible unless it is performance-based. The Compensation Committee will periodically review and consider whether particular compensation and incentive payments to the Company's executives will be deductible for federal income tax purposes. However, the Compensation Committee retains the ability to evaluate the performance of the Company's executives and to pay appropriate compensation, even if it may result in the non-deductibility of certain compensation under federal tax law.

2012 Summary Compensation Table

The following table sets forth the compensation earned by the Chief Executive Officer, Chief Accounting Officer and Chief Credit Officer at December 31, 2012, or during the 2012 fiscal year (collectively, the “named executive officers”) for their services in all capacities to the Company for the 2012, 2011 and 2010 fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)(1)	Non-Equity Incentive Plan Comp. ($)	Change in Pension Value and Nonqualified Deferred Comp. Earnings ($)	All Other Comp. ($)		Total ($)
J. Justin Hutchens(2) Chief Executive Officer, President	2012	400,000	850,000	—	537,730	—	—	—		1,787,730
	2011	380,000	675,000	—	996,380	—	—	—		2,051,380
	2010	386,138	630,000	—	655,500	—	—	—		1,671,638
Roger R. Hopkins Chief Accounting Officer	2012	262,500	165,000	—	361,558	—	—	—		789,058
	2011	250,000	110,000	—	495,255	—	—	1,340	(3)	856,595
	2010	246,154	100,000	—	275,510	—	—	2,360	(3)	624,024
Kristin S. Gaines Chief Credit Officer	2012	142,000	215,000	—	361,558	—	—	—		718,558
	2011	135,000	145,000	—	495,255	—	—	1,755	(3)	777,010
	2010	119,615	135,000	—	275,510	—	—	4,334	(3)	534,459
(1) Represents amounts to be expensed by us over the vesting period for grants made to executive officers. Such grants provide our executive officers the opportunity to purchase shares of NHI common stock at some future date at the fair market value of the stock on the date of the grant. The dollar value of the stock option grants is based on the grant date fair value. The grant date fair value is determined in accordance with ASC Topic 718. For additional information on the valuation assumptions with respect to the expense, refer to the Notes of NHI's consolidated financial statements in Form 10-K for the years ended December 31, 2012, 2011 and 2010, as filed with the SEC. The grant date fair value does not represent cash received by the executive. Stock option grants are designed to provide long-term (up to ten years) incentives and awards linked directly to the price of our common stock. Stock options add value to the recipient only when shareholders benefit from stock price appreciation and, as such, further align management's interests with those of our shareholders.
(2) Mr. Hutchens served as Chief Operating Officer until March 1, 2011, at which time he became the Chief Executive Officer.
(3) This amount represents the value of dividends Mr. Hopkins and Ms. Gaines received on unvested restricted stock awards.

Grants of Plan-Based Awards in 2012

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Restricted Stock Awards: Number of Shares of Stock or Units (#)	All Stock Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($/Sh)(3)
		Threshold ($)	Target ($)(1)	Maximum ($)
J. Justin Hutchens	2/21/2012	—	750,000	—	—	100,000(2)	47.52	5.38
Roger R. Hopkins	2/21/2012	—	125,000	—	—	50,000(2)	47.52	7.23
Kristin S. Gaines	2/21/2012	—	175,000	—	—	50,000(2)	47.52	7.23
(1) Amounts represent target bonus for 2012. The target amount is based on the executive achieving each bonus target described above. The amount actually paid under this non-equity incentive plan is included in the Bonus column of the Summary Compensation Table.
(2) On February 21, 2012, the Company granted options to purchase 100,000 shares to Mr. Hutchens and 50,000 shares to each of Mr. Hopkins and Ms. Gaines. These option grants provided for vesting immediately for Mr. Hutchens and on a straight-line basis on the grant date anniversary over the next two years with one-third vesting immediately for Mr. Hopkins and Ms. Gaines. A change of control of NHI will cause the unvested options to vest immediately.
(3) The grant date fair value is determined in accordance with ASC Topic 718 and does not represent cash received by the named executive officers in 2012. Stock option grants are designed to provide long-term (up to ten years) incentives and rewards linked directly to the price of our common stock. Stock options add value to the recipient only when shareholders benefit from stock price appreciation and, as such, further align management's interests with those of our shareholders.

2012 Option Exercises and Stock Vested At Fiscal Year-End

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	(Spread) Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
J. Justin Hutchens	250,000	1,792,650	—	—
Roger R. Hopkins	69,166	556,661	500	25,450
Kristin S. Gaines	66,666	659,010	500	25,450

2012 Outstanding Equity Awards at Fiscal Year-End

		Options Awards			Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
J. Justin Hutchens	—	—	—	—	—	—
Roger R. Hopkins	—	16,668	46.22	2/25/2016	—	—
	—	33,334	47.52	2/21/2017	—	—
Kristin S. Gaines	5,000	—	29.24	2/14/2013	—	—
	—	16,668	46.22	2/25/2016	—	—
	—	33,334	47.52	2/21/2017	—	—

Potential Payments upon Termination or Change-in-Control

Mr. Hutchens is the only executive officer that has an employment agreement. Under Mr. Hutchens' employment agreement, if there had been a Without Cause Termination (or Constructive Discharge) on December 31, 2012, Mr. Hutchens would have been entitled to a severance payment equal to $380,000. In the event Mr. Hutchens voluntarily terminates his employment with the Company, other than pursuant to a Constructive Discharge, he would be obligated to pay the Company $380,000. Mr. Hutchens had no unvested options as of December 31, 2012.

Mr. Hutchens' employment agreement provides that Mr. Hutchens would be granted a fully vested option to purchase 100,000 shares of common stock on February 25th of each year until February 2018 provided that Mr. Hutchens remains employed by NHI on that date, priced at the fair market price of NHI's common stock on the date granted. In the event there is a change in control (as defined below) of NHI and Mr. Hutchens does not remain the CEO of the surviving entity, upon the closing of such change in control transaction, Mr. Hutchens will receive a grant of stock with a value equal to the spread between the price of NHI stock on the day prior to the announcement of the change in control transaction and the per share value received by the NHI shareholders in the change in control transaction. This would apply to each 100,000-share option required to be granted under his agreement that has not been granted as of the date of the change in control. NHI's stock was trading at $56.53 per share at December 31, 2012. As an example, if a change of control event occurred on December 31, 2012 and that event provided the NHI shareholders would receive a value of $70 per share; Mr. Hutchens would receive 19,243 shares of NHI stock for each of the six options to purchase 100,000 shares that had not been granted as of December 31, 2012, for a total of 115,458 shares of NHI stock. If NHI is not the surviving entity, Mr. Hutchens would receive the number of shares of the surviving entity that equal the number of shares he would have received for such NHI shares in the change in control transaction if the NHI stock had been issued to him immediately prior to the change in control transaction. However, in the event that Mr. Hutchens remains the CEO of the surviving entity following the change in control transaction, his employment agreement would continue as in effect at such time, including the right to receive any remaining option grants, and the grant of shares described above would not occur.

The term “change in control” means (i) the acquisition, directly or indirectly, of the beneficial or record ownership of more than fifty percent (50%) of the outstanding voting power of the Company (by operation of law or otherwise) by any Person, provided, however, that the merger or consolidation of the Company with another entity as a result of which more than 50% of the outstanding voting securities of the surviving or resulting entity (or of the parent entity of such resulting or surviving entity) shall be owned in the aggregate by the former owners of the Company, as the same shall have existed immediately prior to such merger or consolidation, shall not constitute a change of control; (ii) the sale of all or substantially all of the assets of the Company and its subsidiaries in one or more transactions; (iii) the merger or consolidation of the Company with another entity as a result of which less than fifty percent (50%) of the outstanding voting securities of the surviving or resulting entity (or of the parent entity of such resulting or surviving entity) shall be owned in the aggregate by the former owners of the Company, as the same shall have existed immediately prior to such merger or consolidation; or (iv) a majority of members of the Board are replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.

At December 31, 2012, Mr. Hopkins held unvested options to purchase 50,002 shares of common stock and Ms. Gaines held unvested options to purchase 50,002 shares of common stock. The 2005 Stock Option Plan provides that a dissolution or liquidation of the Company or a merger, consolidation or acquisition in which the Company is not the surviving corporation shall cause the vesting date of each outstanding option to accelerate. Thus, if such an event had occurred at December 31, 2012, Mr. Hopkins would have received value equal to $472,186.42 and Ms. Gaines would have received value equal to $472,195.42 based on the number of unvested options that would have vested upon such event multiplied by the difference between the exercise price of such unvested options and $56.53, the closing market price of the Company's common stock on December 31, 2012.

Equity Compensation Plans

The 2012 Stock Option Plan. The maximum number of shares of Company common stock which may be awarded and delivered under the 2012 Stock Option Plan is 1,500,000 shares. Options granted under the 2012 Stock Option Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code (“Code”), or non-statutory stock options. The 2012 Stock Option Plan also continues the long-standing automatic grant of non-statutory options to the independent directors of the Board. Pursuant to the terms of the 2012 Stock Option Plan, independent directors will receive a fully vested option to purchase 15,000 shares once a year at the closing price of the shares on the third business day after the Company releases earnings for the prior year. The stock options are non-transferable except with Board approval and the maximum term is ten years from the date of grant. The Board of Directors is authorized to specify other terms and conditions of the grants. The options are granted at the fair market value of the Company's common stock on the date of grant.

The Compensation Committee may grant Stock Appreciation Rights (“SAR”) under the 2012 Stock Option Plan. The terms and conditions of each SAR granted under the 2012 Plan shall be as specified by the Compensation Committee, in its sole discretion, and must be set forth in a written agreement between the Company and the participant, and shall be clearly identified therein as a SAR.

Incentive stock options may be granted only to employees of the Company or its subsidiaries. Non-statutory stock options and stock appreciation rights awards may be granted under the 2012 Stock Option Plan to employees and consultants of the Company, its affiliates and subsidiaries, as well as to persons to whom offers of employment as employees have been granted.

The Compensation Committee determines when options become exercisable. The means of payment for shares issued upon exercise of an award will be specified in each award agreement. Under the 2012 Stock Option Plan, the exercise price may be payable in cash or by tendering shares of stock acceptable to the Compensation Committee valued at fair market value as of the day of exercise, or in any combination thereof, as determined by the Compensation Committee. In addition, the Compensation Committee may permit a participant to elect to pay the exercise price upon the exercise of an incentive stock option or non-qualified stock option by irrevocably authorizing a third party to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the incentive stock option or non-qualified stock option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. For non-qualified stock options and stock received upon the exercise of stock appreciation rights, the option holder or stock recipient must also pay the Company, at the time of purchase, the amount of federal, state, and local withholding taxes required to be withheld by the Company.

The federal income tax consequences to the Company, its affiliates and their employees of awards under the 2012 Stock Option Plan are complex and subject to change. There typically will be no federal income tax consequences to a participant or to us upon the grant of an incentive stock option. If the participant holds shares acquired through the exercise of an incentive stock option for the later of two years after the date the option was granted or one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he/she will realize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount, subject to certain limitations under Section 162(m) of the Code. While the exercise of an incentive stock option does not result in current, taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the participant's alternative minimum tax income.

Non-qualified stock options granted under the 2012 Stock Option Plan do not qualify as “incentive stock options” and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a non-qualified option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a non-qualified stock option or a sale or disposition of the shares acquired upon the exercise of a non-qualified stock option. However, upon the exercise of a non-qualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

At December 31, 2012, there were 1,500,000 shares available for grant under the 2012 Stock Option Plan. At December 31, 2012, there were no options to purchase shares of common stock granted under the 2012 Stock Option Plan.

The 2005 Stock Option Plan. The maximum number of shares of Company common stock which may be awarded and delivered under the 2005 Stock Option Plan is 1,500,000 shares. Options granted under the 2005 Stock Option Plan may be either “incentive stock options,” as defined in Section 422 of the Code, or non-statutory stock options. The 2005 Stock Option Plan also continues the long-standing automatic grant of non-statutory options to the independent directors of the Board. Pursuant to the terms of the 2005 Stock Option Plan, independent directors will receive a fully vested option to purchase 15,000 shares once a year at the closing price of the shares on the third business day after the Company releases earnings for the prior year. The stock options are non-transferable except with Board approval and the maximum term is ten years from the date of grant. The Board of Directors is authorized to specify other terms and conditions of the grants. The options are granted at the fair market value of the Company's common stock on the date of grant.

The Compensation Committee may grant SARs and Restricted Stock Awards under the 2005 Stock Option Plan. The terms and conditions of each SAR or Restricted Stock Award granted under the 2005 Plan shall be as specified by the Compensation Committee, in its sole discretion, and must be set forth in a written agreement between the Company and the participant, and shall be clearly identified therein as a SAR or Restricted Stock Award.

Incentive stock options may be granted only to employees of the Company or its subsidiaries. Non-statutory stock options, restricted stock awards and stock appreciation rights awards may be granted under the 2005 Stock Option Plan to employees and consultants of the Company, its affiliates and subsidiaries, as well as to persons to whom offers of employment as employees have been granted.

The Compensation Committee determines when options become exercisable. The means of payment for shares issued upon exercise of an award will be specified in each award agreement. Under the 2005 Stock Option Plan, the exercise price may be payable in cash or by tendering shares of stock acceptable to the Compensation Committee valued at fair market value as of the day of exercise, or in any combination thereof, provided, however, unless otherwise determined by the Compensation Committee, no shares may be tendered unless such shares have been held by the participant for six (6) months or more. In addition, the Compensation Committee may permit a participant to elect to pay the exercise price upon the exercise of an incentive stock option or non-qualified stock option by irrevocably authorizing a third party to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the incentive stock option or non-qualified stock option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. For non-qualified stock options and stock received from restricted stock awards or upon the exercise of stock appreciation rights, the option holder or stock recipient must also pay the Company, at the time of purchase, the minimum amount of federal, state, and local withholding taxes required to be withheld by the Company.

The federal income tax consequences to the Company, its affiliates and their employees of awards under the 2005 Stock Option Plan are complex and subject to change. There typically will be no federal income tax consequences to a participant or to us upon the grant of an incentive stock option. If the participant holds shares acquired through the exercise of an incentive stock option for the later of two years after the date the option was granted or one year after exercise of the option, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and we will not be entitled to a federal income tax deduction. If the participant disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he/she will realize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount, subject to certain limitations under Section 162(m) of the Code. While the exercise of an incentive stock option does not result in current, taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the participant's alternative minimum tax income.

Non-qualified stock options granted under the 2005 Stock Option Plan do not qualify as “incentive stock options” and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a non-qualified option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes.

In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a non-qualified stock option or a sale or disposition of the shares acquired upon the exercise of a non-qualified stock option. However, upon the exercise of a non-qualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

At December 31, 2012, there were 20,635 shares available for grant under the 2005 Stock Option Plan. At December 31, 2012, there were options to purchase 211,675 shares of common stock outstanding under the 2005 Stock Option Plan.

The 1997 Stock Option Plan. The 1997 Stock Option Plan terminated in 2007 and no new options may be granted under the 1997 Stock Option Plan. As of December 31, 2012, there remained no options to purchase any shares of common stock granted under the 1997 Stock Option Plan.

Equity Compensation Plan Information. The following table provides aggregate information as of December 31, 2012, with respect to shares of common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans [excluding securities reflected in column(a)]
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2005 Plan: 211,675	$46.60	2005 Plan: 20,635
	2012 Plan: 0		2012 Plan: 1,500,000
Equity compensation plans not approved by security holders	None	N/A	N/A
Total	211,675	$46.60	1,520,635

Director Compensation

During 2012, the independent directors received compensation for their Board service in the amount of $4,000 per meeting attended, plus fully vested options to purchase 15,000 shares of Company stock based on the closing price of NHI's shares on February 21, 2012, the date of grant. Mr. McCabe received an additional $1,000 per meeting of the Audit Committee. The automatic grant of options to our independent directors has previously been approved by our shareholders. Additionally, the Company reimburses all directors for travel expenses incurred in connection with their duties as directors of the Company. After this Annual Meeting, Mr. Welch will continue to serve as a director emeritus. In that role, Mr. Welch will receive compensation in the amount of $2,000 per meeting attended.

Our review of the Peer Group indicated that our director compensation is on the lower end of the compensation paid directors by the other companies in our peer group. We do not pay any retainer fees and only compensate directors for meetings attended. In addition, as our option grants only have value if the Company's stock price increases, we believe our director compensation package is reasonable. Mr. Hutchens did not receive any additional compensation as a director of the Company.

2012 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards (1)($)	Non-Equity Incentive Plan Comp.($)	Change in Pension Value and Nonqualified Deferred Comp. Earnings	All Other Comp. ($)	Total ($)
W. Andrew Adams	36,000	—	80,660	—	—	—	116,660
Ted H. Welch	36,000	—	80,660	—	—	—	116,660
Robert T. Webb	36,000	—	80,660	—	—	—	116,660
Robert A. McCabe, Jr.	40,000	—	80,660	—	—	—	120,660
(1) This represents the amount of stock compensation expense recorded by the Company in 2012 for the automatic grant (each year) of 15,000 option shares to each independent director on the third day following the Company's annual earnings release. The exercise price of the options is the closing price of our common stock on the NYSE on the day the options are granted. The options vest immediately.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The aggregate professional fees billed by BDO for each of the following categories of services for the past two years are set forth below:

	2012	2011
Audit Fees(1)	$373,694	$319,608
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
(1) Fees for services related to the audit of the Company's consolidated financial statements and internal control over financial reporting, quarterly reviews of the Company's unaudited interim consolidated financial statements, review of SEC comment letters, and consultation on significant transactions.

The Audit Committee exercised its responsibility to pre-approve all services provided by BDO within the categories listed above. The Audit Committee delegates to the Chairman of the Committee the authority to pre-approve fees for services to be provided by BDO until a formal annual audit plan and fee estimate is presented to a regularly scheduled meeting of the Audit Committee for review and approval.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Company's Compensation Committee currently consists of Mr. Welch, Mr. McCabe and Mr. Webb. No interlocking relationship exists between the members of the Company's Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 as amended requires our executive officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file statements with the SEC and the NYSE of initial reports of ownership and reports of changes in ownership of such equity securities. Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to file these reports within two business days of the transaction, and to furnish us with copies of all such forms they file.

To our knowledge, and based solely on review of the copies of such forms furnished to us and written representations that no other reports were required, we believe that during the fiscal year ended December 31, 2012, all filing requirements applicable to our executive officers, directors, and persons who beneficially own more than ten percent of our common stock were fulfilled and timely filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

National HealthCare Corporation

Of the 134 healthcare facilities in which we have investments as part of our continuing operations, 35 facilities are currently leased under operating leases to National HealthCare Corporation (“NHC”), a publicly-held company and our largest customer. In addition, six of our facilities that are included among our discontinued operations are leased to NHC. W. Andrew Adams is on the Board of Directors of NHC and his brother, Robert Adams, is Chairman of its Board of Directors and the Chief Executive Officer. Our revenue from continuing operations was $96,953,000 and $87,213,000 in 2012 and 2011, respectively. Of these amounts, $33,056,000 (34%) and $32,619,000 (37%) in 2012 and 2011, respectively, were derived from our master lease with NHC.

Under a Master Lease Agreement dated October 17, 1991, we lease 41 health care facilities to NHC, six of which are included in our discontinued operations as discussed below. The 35 properties included in continuing operations are comprised of 3 independent living facilities and 32 SNFs (4 of which are subleased to other parties for whom the lease payments are guaranteed to us by NHC under the Master Lease Agreement). A 15-year renewal term began January 1, 2007, and included 3 additional 5-year renewal options, each at fair rental value of such leased property as negotiated between the parties and determined without including the value attributable to any improvements to the leased property voluntarily made by the tenant at its expense. In December 2012, we entered into an extension to the Master Lease Agreement with NHC through December 2026. Under the terms of the lease, rent escalates by 4% of the increase, if any, in each facility's revenue over a 2007 base year. We refer to this additional rent component as “percentage rent.” Under the terms of the lease, base rent for 2007 was $33,700,000 with additional percentage rent being equal to 4% of the increase in the gross revenue of each facility over a 2007 base year. In 2012 and 2011, as part of continuing operations, we recognized percentage rent income of $2,306,000 and $1,869,000, respectively.

The Master Agreement is a "triple net lease" under which NHC is responsible for all taxes, utilities, insurance premium costs, repairs (including structural portions of the buildings) and other charges relating to the ownership and operation of the Health Care Facilities. NHC is obligated at its expense to keep all improvements and fixtures and other components of the Health Care Facilities covered by "all risk" insurance in an amount equal to the full replacement costs thereof, insurance against boiler explosion and similar insurance, flood insurance if the land constituting the Health Care Facility is located within a designated flood plain area and to maintain specified property damage insurance, protecting us as well as NHC at such Health Care Facility. NHC is also obligated to indemnify and hold us harmless from all claims resulting from the use and occupancy of each Health Care Facility by NHC or persons claiming under NHC and related activities, as well as to indemnify us against all costs related to any release, discovery, cleanup and removal of hazardous substances or materials on, or other environmental responsibility, with respect to each Health Care Facility leased by NHC.

In December 2012, we entered into a letter of agreement with NHC for the sale of six older skilled nursing facilities for $21,000,000 in cash. The sale is to be completed on December 31, 2013. Effective January 1, 2014, NHI’s annual base rent of $33,700,000 will be reduced to $30,750,000. Accordingly, we have reclassified those assets to be transitioned to NHC as held-for-sale at year-end 2012 and the results of operations of the facilities held for sale, as discontinued operations for all periods presented in our Consolidated Statements of Income.

At December 31, 2012, NHC owned 1,630,462 shares of our common stock.

Pinnacle Financial Partners

We have a primary banking relationship with Pinnacle Financial Partners (“Pinnacle”), the fourth largest bank in the Nashville market area. Mr. McCabe is Chairman of the Board of Directors of Pinnacle and, based upon the advice of our legal counsel, our banking relationship with Pinnacle is not prohibited by law or regulation.

In addition, Pinnacle is a participating bank in our 2012 Credit Agreement. The credit facility is provided by Wells Fargo, Bank of Montreal, KeyBank, and Bank of America, with Pinnacle National Bank as a participating bank. Pursuant to the Credit Agreement, Pinnacle committed to fund a maximum of $25,000,000 of the $320,000,000 credit facility. Our Board of Directors has reviewed these relationships between the Company and Pinnacle and determined that Mr. McCabe remains an independent director in compliance with the NYSE rules.

Policy regarding Related Party Transactions

The Company has a policy that any transactions between NHI and its officers, directors and affiliates will be on terms as favorable to NHI as can be obtained from unaffiliated third parties. Such transactions with such persons will be subject to approval by the Audit Committee of the Board.

PROPOSAL I
ELECTION OF DIRECTORS

Pursuant to our Articles of Incorporation, the directors have been divided into three groups. Each group is elected for a three-year term and only one group is up for election each year. The Company's Articles of Incorporation provide that the number of directors to be elected by the shareholders shall be at least three and not more than 15, as established by the Board of Directors from time to time. The number of directors has been set at five. Thus, two directors have been nominated for election at the April 29, 2013 Meeting for a term of three years or until their successors are duly elected and qualified. Mr. Welch has elected to retire from the NHI Board of Directors at the end of his term. On November 29, 2012, the Board's Nominating and Corporate Governance Committee recommended and on February 13, 2013, the full Board nominated Mr. Hutchens for re-election to the Board of Directors. On March 5, 2013, the Board's Nominating and Corporate Governance Committee recommended to the Board and the full Board nominated Mr. James R. Jobe for election to the Board of Directors. As noted above, NHI has amended its Bylaws to require that Directors be elected by a majority of the votes cast. If a proxy does not specifically vote against the election of Mr. Hutchens or Mr. Jobe, your proxy holder intends to vote for the election of Mr. Hutchens and Mr. Jobe to hold office as a director for a term of three years or until his successor has been duly elected and qualified.

If Mr. Hutchens or Mr. Jobe become unavailable for any reason (which event is not anticipated), the shares represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person as may be determined by the proxy holder, to the extent permitted under the federal securities laws.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
MR. HUTCHENS AND MR. JOBE AS PROVIDED IN PROPOSAL I.

PROPOSAL II
ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables the Company's shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company's named executive officers as disclosed in this proxy statement in accordance with the SEC's rules. The Company is asking its shareholders to indicate their support for its named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company's shareholders the opportunity to express their views on the compensation paid to the Company's named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company's named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, the Company is asking its shareholders to vote “FOR” the following resolution at the Meeting:

“RESOLVED, that the compensation paid to the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K in the Company's proxy statement for the 2013 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

We believe that our executive compensation is designed to reward our officers for the Company's performance as a whole and for the officer's individual effort in achieving the Company's goals. Our compensation program includes the elements of (a) a base salary that is reflective of job responsibilities, expertise, and comparability to the same positions with companies in our peer group, (b) an annual bonus to reward individual effort in achieving the Company's goals, and (c) share-based compensation to align the financial interests of our senior officers with those of our shareholders. Annual incentive (bonus) awards are designed to focus management attention on key operational goals for the current fiscal year and are significantly tied to the Company's achievement of recurring funds from operation and recurring dividend payment goals. We believe that these goals are aligned with the interests of our shareholders.

The “say-on-pay” vote is advisory, and therefore is not binding on the Company, the Compensation Committee or the Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions of our shareholders and, to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, will consider the shareholders' concerns and the Board of Directors and Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE COMPANY'S COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND THE ACCOMPANYING COMPENSATION TABLES CONTAINED IN THIS PROXY STATEMENT.

PROPOSAL III
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee has retained BDO USA, LLP ("BDO") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2013. Although a shareholder vote is not required, the Board of Directors submits this accounting firm for approval by the shareholders. BDO has audited the Company's consolidated financial statements for each of the past eight fiscal years, and has also provided the required Sarbanes-Oxley §404 attestation.

The affirmative vote of the holders of a majority of the votes cast at the Meeting is required for the ratification of the Audit Committee's selection of BDO as our independent registered public accounting firm. If the shareholders do not ratify the selection of BDO, the selection of the independent registered public accounting firm will be reconsidered by the Audit Committee, although the Audit Committee would not be required to select a different independent registered public accounting firm for the Company. The Audit Committee retains the power to select another firm as the independent registered public accounting firm for the Company to replace the firm whose selection was ratified by the Company's shareholders in the event the Audit Committee determines that the best interest of the Company warrants a change of its independent registered public accounting firm.

Representatives of BDO are expected to be present at the Meeting and will be given the opportunity to address the shareholders and respond to questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AS PROVIDED IN PROPOSAL III.

How We Count the Votes

*
Shares of common stock represented in person or by proxy at the Meeting (including shares which abstain or do not vote with respect to one or more of the matters presented at the Meeting) will be tabulated by the Company's Secretary who will determine whether or not a quorum is present.

*
Abstentions will be counted as shares that are present and entitled to vote for purposes of determining the number of shares that are present and entitled to vote with respect to any particular matter, but will not be counted as votes cast on such matter. As a result, abstentions will not have any effect on the voting results with respect to Proposal I, Proposal II or Proposal III.

*
If a broker holding stock in “street name” indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Accordingly, a “broker non-vote” may affect establishment of a quorum, but once a quorum is established, will have no effect on the voting on Proposal I, Proposal II or Proposal III.

*
A majority of the issued and outstanding shares of common stock entitled to vote constitutes a quorum at the Meeting. The affirmative vote of the holders of a majority of the votes cast at the Meeting is required for the election of each of the directors and the approval of Proposal II and Proposal III.

SHAREHOLDER COMMUNICATIONS

How can shareholders communicate with the Company's executive officers and Board of Directors?

The Board of Directors has created the “NHI Valuesline” program in order to enable interested parties to communicate with (on a non-identifiable basis if so desired) NHI executive officers, independent directors, and the NHI Board. The NHI Valuesline toll free number is 877-880-2974 and is answered by an independent contractor who transmits the communication to the Company's internal auditor and establishes a date by which the caller can obtain a response to the communication, if so requested. The internal auditor will forward any inquiries to or about executive officers or directors to the Corporate Secretary of the Company who will coordinate any necessary communication and response. All communications are relayed by the Corporate Secretary to the Chairman of the Nominating and Corporate Governance Committee.

Does the Company provide additional information on its website?

The NHI website (www.nhireit.com) provides information on the Company, including all public filings (Form 10-Qs, 10-Ks, Statements of Beneficial Ownership, 8-Ks). We also maintain the following documents on the website, all of which we hereby incorporate herein by reference:

- Corporate Governance Guidelines
- The Restated Audit Committee Charter
- The Compensation Committee Charter
- The Nominating and Corporate Governance Committee Charter
- Valuesline Information
- The NHI Code of Ethics

The Code of Ethics has been adopted for all employees, officers and directors of the Company. The website will also disclose whether there have been any amendments or waivers to the Code of Ethics. To date there have been none.

Copies of any of these documents will be furnished, free of charge, to any interested investor upon receipt of a written request. All of our press releases for the last two years can be accessed through the site's press release page. The website is updated regularly for any SEC filings and press releases.

Are there any other matters to be addressed at the Meeting?

We know of no other matters to be brought before the Meeting, but if other matters are properly brought up before or at the Meeting, the officers named in your proxy will vote as recommended by the Board of Directors on such matters, or if the Board of Directors does not give a recommendation, they will have discretion to vote in accordance with their best judgment on such matters, in each case to the extent permitted under the federal securities laws.

CORPORATE TRUST DEPARTMENT
RM 225-ANEX
ATLANTA, GA 30302-4418

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M54878-P34076 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NATIONAL HEALTH INVESTORS, INC.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a) J. Justin Hutchens	☐	☐	☐
1b) James R. Jobe	☐	☐	☐

	For	**Against**	**Abstain**
2. Approve the advisory resolution approving the compensation of the named executive officers as disclosed in the accompanying proxy statement.	☐	☐	☐
3. Ratify the audit committee's selection of BDO USA, LLP as independent registered public accounting firm for year ending December 31, 2013.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

M54879-P34076

NATIONAL HEALTH INVESTORS, INC.
222 Robert Rose Drive, Murfreesboro, Tennessee 37129
This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints J. Justin Hutchens and/or Roger R. Hopkins as Proxies, each of them with power of substitution, to represent and vote on behalf of the undersigned all of the shares of National Health Investors, Inc., which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Company's corporate office, 222 Robert Rose Drive, Murfreesboro, Tennessee, on Monday, April 29, 2013 at 12:00 noon and at any continuances thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the proposals listed on the reverse side more fully described in the notice of and proxy statement for the meeting (receipt whereof is hereby acknowledged).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS I, II AND III.

Continued and to be signed on the reverse side

*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on April 29, 2013.

NATIONAL HEALTH INVESTORS, INC.

CORPORATE TRUST DEPARTMENT
RM 225-ANEX
ATLANTA, GA 30302-4418V

M54885-P34076

Meeting Information

Meeting Type: Annual Meeting
For holders as of: March 1, 2013
Date: April 29, 2013 **Time:** 12:00 Noon
Location: National Health Investors, Inc.
222 Robert Rose Drive
Murfreesboro, Tennessee

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

Before You Vote

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT FORM 10-K

How to View Online:
Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com*.

How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

1) *BY INTERNET*: www.proxyvote.com
2) *BY TELEPHONE*: 1-800-579-1639
3) *BY E-MAIL**: sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 15, 2013 to facilitate timely delivery.

How To Vote

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com*. Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX (located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

M54886-P34076

Voting Items

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

1. Election of Directors

   Nominees:

   1a) J. Justin Hutchens

   1b) James R. Jobe

2. Approve the advisory resolution approving the compensation of the named executive officers as disclosed in the accompanying proxy statement.

3. Ratify the audit committee's selection of BDO USA, LLP as independent registered public accounting firm for year ending December 31, 2013.

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

M54887-P34076